FOR IMMEDIATE RELEASE:
Tuesday, September 13, 2005 8:15 A.M. EST

JUPITER GLOBAL HOLDINGS, CORP. ANNOUNCES IT HAS SIGNED AGREEMENT TO ACQUIRE MACRO COMMUNICATIONS, INC. A TELECOM SERVICES COMPANY GENERATING APPROXIMATELY $12,000,000 IN REVENUE ANNUALLY

LAS VEGAS, NV - Tuesday, September 13, 2005 ---JUPITER Global Holdings, Corp.(“JUPITER” or the “Company”) (OTC: JPHC) today proudly announces it has signed the definitive Agreement and Plan of Acquisition to acquire Macro Communications, Inc., a US based telecom services company that is generating approximately $12 Million in annual revenues. This acquisition, which is scheduled to close next week, will add significant revenues, cash flow and assets immediately to JUPITER’S future financial statements.

Macro Communications, Inc. (“Macro”) is a facilities based telecom applications service provider located in Atlanta, Georgia. Their lines of businesses include; Prepaid Calling Card Platforms, VoIP Connectivity, International Gateway And Arbitrage Services, Enhance IVR Solutions, Co-Location Services And Universal Point Of Sale Activation Services.

The executed definitive Agreement and Plan of Acquisition will be filed in a Form 8K with the Securities and Exchange Commission shortly.

A key to this acquisition is that it will not only bring large revenues to JUPITER but it will serve as the VoIP back end for VOXBOX World Telecom, Inc. and the planned rollout of its VOXBOX service across the US. JUPITER currently owns a minority stake in VOXBOX.

Ray Hawkins, CEO of JUPITER, commented: “We are extremely proud we have executed the definitive agreement for this transaction. Progress was slower than expected but the achievement of this milestone far outweighs the time it took. Our current and prospective shareholders should be happy with this major development for the Company. I hope the investing community can begin to understand the type of worth this acquisition can add to the Company and to its shareholder value”

As per terms of the definitive agreement JUPITER acquired 80% of the issued and outstanding shares of Macro. The acquisition is to be paid on a cash basis through the payment of $2,000,000. Other terms of the acquisition will appear in the definitive agreement that will be filed in a Form 8K as discussed above. JUPITER is also pleased to notify its shareholders that the audited Financial Statements of Macro is near completion and will be filed with the Securities and Exchange Commission shortly.

Ray Hawkins, CEO of JUPITER, in closing stated: “We believe this acquisition will deliver to our shareholders what we’ve been working hard for these past few years for; a Company with core assets and operations that will generate tremendous revenues and eventual solid earnings. We feel shareholders should continue their long term thinking approach to their holdings JUPITER. As mentioned previously, the Company has made numerous corporate changes and retained new advisors to move towards being able to bring to the table, acquisitions of this caliber. We plan to use this transaction as a turnaround point for JUPITER and move forward with solid growth and increased value for the Company and its shareholders.”

ABOUT JUPITER GLOBAL HOLDINGS, CORP.

JUPITER Global Holdings, Corp. is a holding company with interests and developments in a diverse number of growing industries such as the VoIP telecom industry, promotional marketing industry and entertainment industry. JUPITER plans to achieve a leadership position through the building of a synergistic network of innovative, profitable and global businesses.

Statements contained herein that are not based on historical fact are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. JUPITER Global Holdings, Corp. intends that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements are based on current assumptions but involve known and unknown risks and uncertainties that may cause JUPITER Global Holdings, Corp.’s actual results, performance or achievements to differ materially from current expectations. These risks include economic, competitive, governmental, technological and other factors discussed in JUPITER Global Holdings, Corp.’s applicable public filings on record with the Securities and Exchange Commission which can be viewed at its website at http://www.sec.gov.

Please visit our website: www.jupiterglobal.net
For more information please contact:
Jupiter Global Shareholder Services
Phone: 1.800.963.6532
Email Address: jphc@4fls.com